First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

March 20, 2014

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: The First Trust Combined Series 440

Gentlemen:

We have examined the Registration Statement File No. 333-194141 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                            Sincerely,

                            FIRST TRUST ADVISORS L.P.

                                Elizabeth H. Bull
                                Senior Vice President